                      [Orrick, Herrington & Sutcliffe LLP]

August 2, 2006

Capmark Mortgage Securities Inc.
200 Witmer Road
Horsham, Pennsylvania 19044-8015

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3
(the "Registration Statement"), as prepared for filing by Capmark Mortgage
Securities Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of
Mortgage Pass-Through Certificates (the "Securities"). The Securities are
issuable in Series under separate Pooling and Servicing Agreements by and among the Registrant and a Trustee named therein. The Securities of each Series are to be sold as set forth in the Registration Statement, any amendments thereto, and the Prospectus and Prospectus Supplement relating to the Securities of such
Series. All capitalized terms used herein that are not otherwise defined have the meanings set forth in the Prospectus contained in the Registration
Statement.

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d)
that, as to each party (other than the Registrant) to a Pooling and Servicing
Agreement, each Pooling and Servicing Agreement will be a legal, valid and binding obligation enforceable in accordance with its respective terms.

     Based on such examination, we are of the opinion that when the issuance of each Series of the Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the related Pooling and Servicing Agreement and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and Prospectus Supplement relating thereto, the
Securities will be legally issued, fully paid, non-assessable and binding obligations of the Trust created by the applicable Pooling and Servicing
Agreement, and the holders of the Securities of such Series will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible

August 2, 2006
Capmark Mortgage Securities Inc.

unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and
Exchange Commission issued thereunder, with respect to any part of the
Registration Statement, including this opinion letter as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP